UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 16, 2022 (March 15, 2022)

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(312) 618-1322

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Commercial Agreement with McKinsey

On March 15, 2022 UpHealth, Inc. and its affiliates (“UpHealth”) entered into a Commercial Agreement (the “Commercial Agreement”) with McKinsey & Company, Inc. United States and its affiliates (“McKinsey” and together with UpHealth, the “Parties”), effective as of March 4, 2022. The Commercial Agreement provides that McKinsey will assist in implementing a transformation of UpHealth (the “Project”) and will bring to bear a broad array of personnel, which may include third parties, in support of the Project. McKinsey’s use of third parties for the Project is subject to UpHealth’s approval, and unless the Parties agree otherwise, McKinsey will manage such third parties and bear any third-party fees or expenses. To ensure a successful collaboration, UpHealth, with McKinsey’s support and assistance, will dedicate sufficient UpHealth staff and resources to lead and perform the Project in accordance with agreed timelines.

As consideration for the services performed under the Commercial Agreement, UpHealth will pay McKinsey (i) a fixed fee of $3,000,000, (ii) a fee of $1,200,000, reflecting an amount deferred from a previously completed project, (iii) up to $3,000,000 of fees based on the achievement of certain milestones and (iv) incentive fees with a target value of $3,000,000 based on the achievement of certain targets. UpHealth will be responsible for all Taxes (as defined in the Commercial Agreement) on any amounts payable by UpHealth pursuant to the Commercial Agreement. All amounts invoiced pursuant to the Commercial Agreement are exclusive of applicable taxes, and all payments made by UpHealth to McKinsey thereunder will be made without setoff or counterclaim, free and clear, and without deduction or withholding of any Taxes. The Commercial Agreement will remain in effect until March 31, 2024, unless earlier terminated by either party in accordance with the terms set forth therein. In the event that the Project is terminated by UpHealth, or by McKinsey for cause, UpHealth shall pay to McKinsey a termination fee in an amount that is to be determined based in part on when the termination occurs and the amount previously paid.

The foregoing description is only a summary of the Commercial Agreement and is qualified in its entirety by reference to the full text of the Commercial Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The Commercial Agreement is included as an exhibit to this Current Report in order to provide investors and security holders with material information regarding its terms. The Commercial Agreement is not intended to provide any other factual information about UpHealth or McKinsey.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Item

10.1 †	McKinsey Project Commercial Agreement, dated March 15, 2022, by and between UpHealth, Inc. and its affiliates and McKinsey & Company, Inc. United States and its affiliates.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain of the schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2022

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer